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                                                                   EXHIBIT 99.1


                                               COMPANY CONTACT:  ANITA BUCHANAN
                                                               IPL SYSTEMS, INC.
                                                                 (508) 461-1090

FOR IMMEDIATE RELEASE


                    IPL SYSTEMS AND ANDATACO ANNOUNCE SIGNING
                       OF A DEFINITIVE AGREEMENT TO MERGE


MAYNARD, MA (March 3, 1997) -- IPL SYSTEMS INC. (NASDAQ/NMS:IPLS) and ANDATACO jointly announced today the execution of a definitive agreement to merge the two companies, following the February 10, 1997 announcement of a letter of intent. Under the terms contemplated, the shareholders of ANDATACO would receive approximately three shares for each share of IPL deemed to be outstanding on a fully diluted basis (currently 6,246,219 shares), resulting in the principal shareholder of ANDATACO becoming the controlling shareholder of the combined companies. The merger is subject to various conditions, including approval by the shareholders of IPL and other regulatory and third party approvals. This agreement also anticipates that Harris Ravine, an outside director of IPL, will become the CEO of the combined companies, effective after the closing, and is conditioned upon his entering into a long-term employment contract. It is expected that the merger would be accounted for as a purchased business combination. IPL expects the transaction to be submitted to shareholders for approval in the second quarter.

Both companies are computer storage providers, focusing on complementary segments of the open systems market. Massachusetts-based IPL Systems designs, manufactures, sells and services computer storage solutions for users of UNIX platforms, including Hewlett Packard, Sun Microsystems, IBM and DEC Alpha. In business for 24 years, IPL is best known as a designer and developer of premier controller technology, and currently targets its Database RAIDTM and dual-active controller RAIDTower II storage subsystems to the specific needs of large relational database users.

ANDATACO is an 11 year-old privately-held corporation headquartered in San Diego, California, with annual sales of approximately $100 million. ANDATACO manufactures RAID and non-RAID storage products featuring its intelligent ESP (Enterprise Storage Packaging) self-monitoring enclosure technology, and distributes selected products from other manufacturers through its nationwide network of sales offices.

IPL and ANDATACO also announced that they have entered into an OEM agreement which permits ANDATACO to sell IPL's products prior to completion of the merger.
W. David Sykes, president and CEO of ANDATACO, commented, "The process of finalizing the




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definitive agreement has reinforced our belief in the compatibility of the two companies. In particular, we expect that the integration of IPL products into our product lines will create a broad range of storage offerings attractive to a wide spectrum of customers in today's open systems market. As we work toward integrating the companies, the OEM agreement allows IPL products to be sold through ANDATACO'S 56-member sales force throughout the U.S."

Ronald J. Gellert, president and CEO of IPL, stated, "The opportunity to combine ANDATACO's distribution capability with IPL's research and development continues to drive this plan to merge our companies. We've made steady progress because of our common goal to create a strong new company capable of technical leadership and growth in the fast-growing market for open systems storage."

In a separate announcement, IPL reported final fourth quarter and year-end 1996 results which were consistent with its February 10, 1997 announcement of preliminary results. Revenues for the quarter ending December 31,1996 were $2,422,000, with a net loss of $996,000, or $0.18 per share, compared to revenues of $7,016,000, with a net loss of $380,000, or $0.07 per share, for the fourth quarter of 1995.

Revenues for the year ending December 31,1996 were $17,064,000, with a net loss of $2,142,000, or $0.38 per share, compared to revenues of $24,764,000, with a net loss of $3,464,000, or $0.63 per share, for 1995. Gross profits for the fourth quarter of 1996 and 1995 included $386,000 and $287,000, respectively, attributable to partial recovery of a bad debt reserved before 1995.

IPL Systems, Inc., founded in 1973, is traded on the Nasdaq Stock Market under the symbol "IPLS." IPL provides open-architecture database storage solutions for Hewlett Packard, Sun Microsystems, DEC Alpha, and IBM RS/6000 and AS/400 business servers, as well as Novell NetWare and Windows NT environments. IPL designs, manufactures, services and sells its products through direct, indirect STAR and OEM sales and service channels worldwide.

ANDATACO, headquartered in San Diego, California, designs and manufactures network storage solutions for the UNIX and Windows NT client/server enterprise. ANDATACO's solutions are marketed from 13 sales offices across the United States, through business affiliates in Europe, Asia, Latin America, Canada and Australia, and through the worldwide WEB.
















DEC Alpha is a trademark of Digital Equipment Corporation. RS/6000 and AS/400 are trademarks of International Business Machines Corporation. NetWare is a trademark of Novell, Inc. Windows NT is a trademark of Microsoft Corporation.

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
                                       IPL SYSTEMS, INC.
                                       -----------------
                            CONSOLIDATED STATEMENTS OF OPERATIONS
                            -------------------------------------
                (In thousands of dollars, except share and per share amounts)

                                          Three Months Ended           Twelve Months Ended
                                        12/31/96       12/31/95       12/31/96       12/31/95
                                       ---------      ---------      ---------      ---------
Revenues                               $   2,422      $   7,016      $  17,064      $  24,764
Cost of Sales                              1,043          4,244          9,489         15,252
                                       ---------      ---------      ---------      ---------

Gross Profit                               1,379          2,772          7,575          9,512

Expenses:
     Selling, General & Administrative     1,995          2,855          8,501         11,436
     Engineering & Development               383            352          1,439          1,317
     Restructuring Expense                    --             --           (100)           497
                                       ---------      ---------      ---------      ---------
Operating Loss                              (999)          (435)        (2,265)        (3,738)
Other Income, Net                              3             55            123            274
                                       ---------      ---------      ---------      ---------
 Loss Before Income Taxes                   (996)          (380)        (2,142)        (3,464)
     Income Taxes                             --             --             --             --
                                       ---------      ---------      ---------      ---------
Net Loss                               $    (996)     $    (380)     $  (2,142)     $  (3,464)
                                       =========      =========      =========      =========
Net Loss Per Common and
  Common Equivalent Share              $   (0.18)     $   (0.07)     $   (0.38)     $   (0.63)
                                       =========      =========      =========      =========
Common & Common Equivalent
  Shares used in Calculation
  of Loss Per Share                    5,633,819      5,587,519      5,617,926      5,469,177
                                       =========     ==========     ==========     ==========









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
                                IPL SYSTEMS, INC.
                                -----------------
                      CONSOLIDATED CONDENSED BALANCE SHEETS
                      -------------------------------------
                            (In thousands of dollars)
                                                   12/31/96          12/31/95
                                                   --------          --------
Assets
------
Current Assets:
   Cash and Equivalents                             $ 2,274           $ 3,595
   Accounts Receivable, Net                           2,391             4,019
   Inventories                                        3,892             3,375
   Other Current Assets                                 428               405
                                                    -------           -------
Total Current Assets                                  8,985            11,394
Property and Equipment, Net                           1,629             2,348
                                                    -------           -------
Total Assets                                        $10,614           $13,742
                                                    =======           =======

Liabilities and Shareholders' Equity
------------------------------------
Current Liabilities
   Accounts Payable & Accrued Expenses              $ 4,064           $ 5,199
Shareholders' Equity                                  6,550             8,543
                                                    -------           -------
Total Liabilities & Shareholders' Equity            $10,614           $13,742
                                                    =======           =======
